UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

PERMIAN BASIN ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-8033	75-6280532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Royalty Trust Management Southwest Bank
2911 Turtle Creek Boulevard Suite 850 Dallas, Texas		75219
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (855) 588-7839

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 27, 2017, Weaver and Tidwell, L.L.P (“Weaver”), the independent registered public accounting firm of Permian Basin Royalty Trust (the “Trust”), advised Southwest Bank, the trustee (“Trustee”) of the Trust that the unaudited condensed consolidated financial statements in the Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “Form 10-Q”), which was filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2016, contained an error in the “Condensed Statements of Assets, Liabilities and Trust Corpus” and should no longer be relied upon. Weaver advised the Trustee that the “Reserve for Expenses” amount of $950,000 (the “Cash Reserve Amount”) was incorrectly omitted from both the “Cash and short-term investments” amount and the “Distribution payable to Unit holders” amount, resulting in the “Total Assets” and “Total Liabilities and Trust Corpus” amounts being reduced by the Cash Reserve Amount. The Trust expects to restate the unaudited condensed consolidated financial statements for the quarter ended September 30, 2016 in its Annual Report on Form 10-K for the year ended December 31, 2016.

The Trust does not have an audit committee; however, authorized officers of the Trustee discussed the matters disclosed in this filing with Weaver, and the Trust provided Weaver with a copy of the disclosures made in this Current Report on Form 8-K. The Trust requested that Weaver furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements made herein in response to this Item 4.02 and, if not, stating the respects in which it does not agree. A copy of the letter furnished by Weaver is attached as Exhibit 7.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

7.1	Letter, dated March 3, 2017, from Weaver and Tidwell, L.L.P to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERMIAN BASIN ROYALTY TRUST

By:	SOUTHWEST BANK, TRUSTEE FOR
PERMIAN BASIN ROYALTY TRUST

By:	/s/ RON HOOPER
Ron Hooper
Senior Vice President

Date: March 3, 2017

EXHIBIT INDEX

Exhibit Number	Description

7.1	Letter, dated March 3, 2017, from Weaver and Tidwell, L.L.P to the Securities and Exchange Commission.